EXHIBIT 1

JOINT FILING AGREEMENT

We, the signatories of the Statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: April 25, 2013

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ Aleks Novakovic
	Name:	Aleks Novakovic
	Title:	Managing Partner

By:	/s/ Joseph Freedman
	Name:	Joseph Freedman
	Title:	Senior Managing Partner

PARTNERS LIMITED

By:	/s/ Derek E. Gorgi
	Name:	Derek E. Gorgi
	Title:	Assistant Secretary

By:	/s/ Marc Vanneste
	Name:	Marc Vanneste
	Title:	Assistant Secretary

BAM INVESTMENTS CORP.

By:	/s/ Brian D. Lawson
	Name:	Brian D. Lawson
	Title:	Director

By:	/s/ Allen G. Taylor
	Name:	Allen G. Taylor
	Title:	Vice President, Finance

BROOKFIELD HOLDINGS CANADA INC.

By:	/s/ Aleks Novakovic
	Name:	Aleks Novakovic
	Title:	Vice-President

By:	/s/ Allen Yi
	Name:	Allen Yi
	Title:	Vice-President & Secretary

BROOKFIELD US HOLDINGS INC.

By:	/s/ Aleks Novakovic
	Name:	Aleks Novakovic
	Title:	Vice President

BROOKFIELD US CORPORATION

By:	/s/ Michelle Campbell
	Name:	Michelle Campbell
	Title:	Secretary

BPY GP INC.

By:	/s/ Derek Gorgi
	Name:	Derek Gorgi
	Title:	President

By:	/s/ Aleks Novakovic
	Name:	Aleks Novakovic
	Title:	Vice-President

BPY I L.P., by its general partner, BPY GP INC.

By:	/s/ Derek Gorgi
	Name:	Derek Gorgi
	Title:	President

By:	/s/ Aleks Novakovic
	Name:	Aleks Novakovic
	Title:	Vice-President

BPY II L.P., by its general partner, BPY GP INC.

By:	/s/ Derek Gorgi
	Name:	Derek Gorgi
	Title:	President

By:	/s/ Aleks Novakovic
	Name:	Aleks Novakovic
	Title:	Vice-President